Exhibit 99.1

For Release: April 21, 2011

Contact: Janet Kinney

(802) 865-1838

Merchants Bancshares, Inc. Announces Dividend Declaration and

Earnings Release Calendar

SOUTH BURLINGTON, VT --- Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, announced that its Board of Directors declared today, April 21, 2011, a dividend of 28 cents per share, payable May 19, 2011, to shareholders of record as of May 5, 2011. Merchants plans to release earnings on or about April 28, 2011.

Michael R. Tuttle, Merchants' President and Chief Executive Officer, and Janet P. Spitler, Merchants' Chief Financial Officer, will host a conference call to discuss these earnings results at 10:00 a.m. Eastern Time on Friday, April 29, 2011. Interested parties may participate in the conference call by dialing U.S. number (800) 230-1074; the title of the call is Merchants Bancshares, Inc. Earnings Call. Participants are asked to call a few minutes prior to register. A replay will be available until noon on Friday, May 6, 2011. The U.S. replay dial-in telephone number is (800) 475-6701. The international replay telephone number is (320) 365-3844. The replay access code for both replay telephone numbers is 200982.

Vermont Matters. Merchants Bank strives to fulfill its role as the state's leading independent community bank through a wide range of initiatives. The bank supports organizations throughout Vermont in addressing essential needs, sustaining community programs, providing small business and job start capital, funding financial literacy education and delivering enrichment through local sports activities.

Merchants Bank was established in 1849 in Burlington, Vermont. Its continuing mission is to provide Vermonters with a statewide community bank that combines a strong technology platform with a genuine appreciation for local markets. Merchants Bank delivers this commitment through a branch-based system that includes: 34 community bank offices and 43 ATMs throughout Vermont; local branch presidents and personal bankers dedicated to high-quality customer service; free online banking, phone banking, and electronic bill payment services; high-value depositing programs that feature Free Checking for Life®, Cash Rewards Checking, Rewards Checking for Business, business cash management, money market accounts, health savings accounts, certificates of deposit, Flexible CD, IRAs, and overdraft assurance; feature-rich loan programs including mortgages, home equity credit, vehicle loans, personal and small business loans and lines of credit; and merchant card processing. Merchants Bank offers a strong set of commercial and government banking solutions, delivered by experienced banking officers in markets throughout the state; these teams provide customized financing for medium-to-large companies, non-profits, cities, towns, and school districts. Merchants Trust Company, a division of Merchants Bank, provides investment management, financial planning and trustee services. Please visit www.mbvt.com for access to Merchants Bank information, programs, and services. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC. Equal Housing Lender.

Some of the statements contained in this press release may constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this release, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.